November __, 2007
Asia Special Situation Acquisition Corp.
P.O. Box 309GT, Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands

Maxim Group LLC
405 Lexington Avenue, 2nd Floor
New York, New York 10174

Re:	Initial Public Offering

Gentlemen:

The undersigned, an officer, director or shareholder of Asia Special Situation Acquisition Corp. (the “Company”), in consideration of Maxim Group LLC (“Maxim”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees that, subject only to consummation of the IPO, the undersigned shall comply with each of the following covenants and agreements. As used herein, certain capitalized terms not otherwise defined herein or in the Registration Statement, shall have the meanings that are defined in Section 14 hereof):

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares. In the event that the undersigned acquires ordinary shares in connection with the IPO or in the secondary trading market after the IPO, the undersigned will vote all such shares “FOR” the approval of a Business Combination.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, or 24 months from the Effective Date provided a definitive agreement or letter of intent has been executed by the Company and a target business prior to the expiration of the 18 month period referred to herein (subject to any extension of such 18 or 24 month periods in accordance with the approval of 95% or more of the Company’s outstanding ordinary shares), the undersigned will (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within its power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. In the event of the liquidation of the Trust Fund, the undersigned acknowledges that Ho Capital Management, LLC, the Company’s sponsor, (the “Sponsor”), Noble Investment Fund Limited and Allius Ltd. have jointly and severally agreed to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. In addition, the undersigned acknowledges that the disinterested directors of the Company will cause the Company to bring one or more claims and/or commence a lawsuit or other proceeding (i) against Ho Capital Management LLC, Noble Investment Fund Limited and Allius Ltd., joint and severally, for specific performance to enforce such indemnification obligations, and (ii) against the undersigned for breach of this letter agreement for specific performance or damages incurred by the Company in connection with any such breach.

3. In order to minimize potential conflicts which may arise from multiple affiliations, the undersigned agrees that until the earliest to occur of (a) the consummation by the Company of a Business Combination, (b) the liquidation of the Company, or (c) the undersigned ceasing to be a shareholder, officer or director of the Company, the undersigned will present to the board of directors of the Company for their consideration, and give the Company a right of first refusal to effect a Business Combination with (i) any corporate or business opportunity located in or principally doing business or investing in Asia that the undersigned has access to, whether individually or through a company the undersigned is or may become affiliated with, and (ii) which could reasonably be valued at 80% or more of the total dollar amount placed in the Company’s Trust Account upon consummation of the IPO (excluding deferred underwriting fees) (each a “Relevant Business Opportunity”). Annexed hereto as Exhibit A is a list of all entities in which the undersigned is an officer, director or an affiliate (the “Affiliated Entities”); each of which Affiliated Entities shall have confirmed to the Company that the undersigned does not have any pre-existing fiduciary and contractual obligations with such Affiliated Entity that would conflict with the provisions of this Section 3.

4. Prior to the earliest to occur of (a) the consummation by the Company of a Business Combination, (b) the liquidation of the Company, or (c) the undersigned ceasing to be a shareholder, officer or director of the Company, the undersigned will not become an officer, director or Affiliate of any other entity, including other blank check companies, with a primary focus on completing an acquisition in Asia.

5. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with any entity in which the undersigned or its Affiliates, or any other Insider or its Affiliates, is a direct or indirect Affiliate (as hereinafter defined).

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the Sponsor shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination only (i) from funds held outside of the Trust Account, or (ii) upon the consummation of a Business Combination.

7. Neither the undersigned, any “Family Member” (defined as a parent, spouse, child or sibling), nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation from the Company or from the prospective target entity in the Business Combination in the event the undersigned, any Family Member or any Affiliate of the undersigned originates a Business Combination. In addition, the undersigned and its Affiliates (acting in their capacity as an officer, director or shareholder of the Company) will not condition any prospective Business Combination upon their receipt of or retaining any position in the Company or its successor following such Business Combination, whether through any employment or consulting agreement, directors fees or other similar arrangement.

8. On the Effective Date, the undersigned will escrow its Insider Shares until three years after the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company. Additionally, the undersigned agrees to deposit in an account at Maxim all of the Insider Warrants purchased by it until the completion of a Business Combination.

9. (a) If so designated in the Registration Statement, the undersigned agrees to serve as an officer and/or a director of the Company and to serve in the capacity set forth in such Registration Statement until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, unless the undersigned resigns for good reason with the prior approval of Maxim, which approval shall not be unreasonably withheld. If the undersigned is an Insider of the Company, the undersigned’s biographical information furnished to the Company and Maxim set forth in the Registration Statement, and attached hereto as Exhibit B, is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. If the undersigned is an Insider of the Company, the undersigned’s Questionnaire furnished to the Company and Maxim is true and accurate in all material respects.

(b)	The undersigned represents and warrants that:

(i)  No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;

(ii)  The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii)  The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(1)  Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)  Engaging in any type of business practice; or

(3)  Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(c) The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (b)(iii) above, or to be associated with persons engaged in any such activity;

(d) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; and

(e) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

10. The undersigned has full right and power, without violating any agreement by which he or she is bound, to enter into this letter agreement and, if so designated in the Registration Statement declared effective by the SEC, to serve as an officer or director of the Company.

11. The undersigned hereby waives its, his or her right to exercise redemption rights or appraisal rights with respect to any Ordinary Shares of the Company owned or to be owned by the undersigned, directly or indirectly, and agrees that it, he or she will not seek redemption or appraisal with respect to such shares in connection with any vote to approve a Business Combination.

12. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Maxim and its legal representatives or agents (including any investigative search firm retained by Maxim) any information they may have about the undersigned’s background and finances (“Information”). Neither Maxim nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13.  This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against his/her arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Hodgson Russ as agent for the service of process in the State of New York to receive, for the undersigned and on his/her behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Maxim and appoint a substitute agent acceptable to each of the Company and Maxim within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

14. As used herein, the following capitalized terms shall have the meanings set forth below:

(a) “Affiliate shall have the meaning that is defined in Rule 405 as promulgated under the Securities Act of 1933, as amended,

(b) “Asia” includes China as well as Japan, South Korea, Vietnam, Australia and New Zealand, but will not include North Korea;

(c)  a “Business Combination” shall mean the acquisition of all or a controlling interest in one or more target businesses through a capital stock exchange, asset acquisition, stock purchase, or other similar transaction, including related contractual arrangements, of an operating business that is either located in Asia, provides products or services to customers located in Asia, or is investing in Asia;

(d) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO;

(e) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO;

(f) “Insider Warrants” means the 5,725,000 warrants being sold privately by the Company to Ho Capital Management LLC;

(g) “IPO Shares” shall mean the Company’s ordinary shares issued in the Company’s IPO.

(h) “Registration Statement” shall mean the registration statement on Form S-1 of the Company that is declared effective by the SEC in connection with the IPO.

(i) “SEC” means the United States Securities and Exchange Commission.

(j) “Trust Account” shall mean the trust account in which substantially all of the proceeds to the Company from the IPO and the private placement of the Insider Warrants will be deposited and held for the benefit of the holders of the IPO Shares, as described in greater detail in the prospectus relating to the IPO.

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